Exhibit 99.1

FOR IMMEDIATE RELEASE

Vivint Smart Home Announces Appointment of David Bywater as Chief Executive Officer

Seasoned Executive with 25 Years of Leadership Experience

Across Consumer-Facing Technology Companies

PROVO, Utah – June 7, 2021 – Vivint Smart Home, Inc. (NYSE: VVNT), a leading smart home company, today announced that David Bywater has been appointed chief executive officer. In connection with David’s appointment, and as previously announced, Todd Pedersen will step down as CEO of Vivint Smart Home but remain a member of the board of directors. Mr. Bywater will also be joining the company’s board of directors. These changes will become effective on June 15, 2021.

Mr. Bywater is a proven and versatile executive with 25 years of senior leadership experience across several consumer-facing technology companies. He served as CEO of Vivint Solar, where he oversaw significant efficiency gains across the company’s installation processes and a rationalization of its cost basis, as well as the successful execution of its merger transaction with Sunrun, which resulted in Vivint Solar becoming a wholly owned subsidiary of Sunrun. Following the completion of the merger, he continued to serve as the CEO of Sunrun’s Vivint Solar subsidiary until April 2021 to ensure a smooth transition. Before joining Vivint Solar, Mr. Bywater served as chief operating officer at Vivint Smart Home, and was responsible for customer operations, human resources, field service and supply chain management. Prior to his time with Vivint Smart Home, Mr. Bywater held executive positions at Xerox and Affiliated Computer Services.

“We are pleased to have a leader with David’s robust skillset and intimate understanding of our business and operations join the Vivint Smart Home team,” said David F. D’Alessandro, Vivint Smart Home’s chairman of the board of directors. “During his twenty-five years in senior management roles, including three years at Vivint Smart Home and five years at Vivint Solar, David established a track record of success leading a public company, developing and executing strategies focused on expanding market share, generating solid financial returns and achieving operational excellence while delivering superior customer experiences. We are confident that David has the right experience to lead the company into its next phase of growth, and create value for all stakeholders.”

“I am excited to rejoin Vivint Smart Home, a company that I know well, deeply admire and believe has a unique value proposition,” said Mr. Bywater. “In addition to having strong operations, an attractive business model and a leading position in the industry, one thing that has always stood out to me about Vivint Smart Home is the level of dedication to executing on its strategic objectives and providing customers with a best-in-class experience. I look forward to working alongside the rest of the management team and talented employees to build on this strong foundation.”

Mr. Bywater will also resign from Sunrun’s board of directors and from his role as a strategic advisor to the company; however, Vivint Smart Home and Sunrun will continue their relationship as partners.

About David Bywater

Until April 2021, Mr. Bywater served as chief executive officer of Vivint Solar, a position he held since December 2016 after serving in the role in an interim capacity beginning in May 2016. Before joining Vivint Solar, Mr. Bywater served as the chief operating officer of Vivint Smart Home from June 2013 until May 2016. Prior to that, Mr. Bywater served as executive vice president and corporate officer for Xerox Corporation, and was the chief operating officer of its State Government Services from 2010 to July 2013. From 2003 to 2010, Mr. Bywater worked at Affiliated Computer Services, and from 1999 to 2003, Mr. Bywater was a senior manager at Bain & Company. Mr. Bywater has served on the board of Sunrun since October 2020, and as an advisor to Sunrun since April 2021. He will be stepping down from the board of Sunrun and as an advisor to Sunrun in connection with his new role as CEO of Vivint Smart Home.

Mr. Bywater holds a B.S. in economics from Brigham Young University and an MBA from Harvard Business School.

About Vivint Smart Home

Vivint Smart Home is a leading smart home company in North America. Vivint Smart Home delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint Smart Home serves more than 1.7 million customers throughout the U.S. and Canada. For more information, visit www.vivint.com.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial, including without limitation statements regarding the Company’s chief executive officer transition. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties, including those discussed in Part I, Item 1A. “Risk Factors” in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021 (the “Form 10-K/A”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Although Vivint Smart Home believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Smart Home does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Smart Home has filed with the SEC, including the Form 10-K/A and the Company’s other periodic filings, for more complete information about the Vivint Smart Home. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of Vivint’s website at www.vivint.com.

Contacts

Investor Relations Contact

Nate Stubbs

VP, Investor Relations

801-221-6724

ir@vivint.com

Media Relations Contact

Liz Tanner

VP, Public Relations

801-229-6956

press@vivint.com

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